Exhibit 10.18

                           NETWORK SERVICES AGREEMENT

THIS NETWORK SERVICES AGREEMENT (this "Agreement") made as of August 1, 2003 (the "Effective Date") by and between StrikeForce Technologies Inc., a ___________ corporation with offices at 1090 King Georges Post Road, Suite 108, Edison, New Jersey 08837 ("StrikeForce"), and Panasonic Management Information Technology Service Company ("PMIT"), Unit of Matsushita Electric Corporation of America, a Delaware corporation with offices at One Panasonic Way, Secaucus, New Jersey 07094,

                                   WITNESSETH:

     WHEREAS, StrikeForce is an Authentication Solution Provider and offers to its customers, among other technologies, its proprietary C.O.B.A.S.TM system;

     WHEREAS, C.O.B.A.S. requires certain networking and telephone equipment and Internet access to operate properly; and

     WHEREAS, PMIT is willing to make available for use by StrikeForce certain of its networking and telephone equipment and Internet access in order that StrikeForce may provide its C.O.B.A.S. system to its customers,

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE I -SERVICES

1.1 General. PMIT will, during the term of this Agreement, operate a server or servers (the "Server"), using C.O.B.A.S. software as uploaded by StrikeForce, for use with Authentication Solutions sold by StrikeForce. The Server shall have sufficient storage capacity to hold the database(s) containing customer and user information which will be created by C.O.B.A.S.

1.2 Data Center. PMIT will provide secure data center facilities as described in Exhibit A hereto. PMIT will construct or expand infrastructure requirements and support to meet future growth and maintain service levels. The Server equipment will also be installed in secured racks in order to provide additional physical security access controls. Specifications for the equipment and software to be initially used for the purposes set forth herein are also described in Exhibit A.

1.3 Internet Infrastructure. As described in Exhibit B hereto, PMIT will provide Internet infrastructure support with multiple carriers.

1.4 Data Security and Backup. As described in Exhibit C attached hereto, PMIT will utilize in providing the services hereunder the same security policies and procedures that are standard in the industry to protect client data. Daily incremental and weekly full backups will be performed nightly and will be stored offsite if so requested by StrikeForce. Antivirus software (Trend Micro or equivalent) will be utilized and will be automatically updated with new pattern versions as they become available.

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1.5 Service Levels.  Based on the priority levels described in Exhibit D hereto,
PMIT and StrikeForce will develop service-level requirements and metrics to identify key indicators that are focused on the business needs. Service levels will be determined based on a combination of situations, such as physical location, adherence to PMIT standards and external vendor response time, as described in Exhibit D. Service level requirements can be adjusted to meet StrikeForce's business requirements, but increased service level requirements may result in an increase in PMIT's charges to StrikeForce.

1.6 System Availability. Access to the Server will be available twenty-four hours a day, every day of the year, including holidays, except as follows. PMIT may take down the Server to conduct routine maintenance checks during established maintenance windows, as agreed to by the parties. All routine maintenance shall be scheduled at least two weeks in advance and shall occur outside of normal U.S. business hours. PMIT will exercise commercially reasonable efforts to minimize the period of such maintenance. If PMIT determines that emergency maintenance is required during business hours and PMIT anticipates that the Server will be down for more than five minutes during such time, PMIT will advise StrikeForce prior to any such maintenance. PMIT will use commercially reasonable efforts to operate its back-up systems during any maintenance period in order to limit Server downtime.

1.7 Maintenance and Support. PMIT will provide all maintenance and support services for the Server necessary to ensure that it functions in accordance with its specifications. PMIT will designate one Technical Manager to provide a single point of contact to StrikeForce. The Technical Manager's responsibilities shall include the management of services levels, provision of advanced technical support and the coordination all PMIT activities.

ARTICLE II -- STRIKEFORCE'S RESPONSIBILITIES

2.1 Database Reports. StrikeForce shall create one or more reports with agreed-upon metrics (including, but not limited to, number of authentication transactions per month) to be run against the C.O.B.A.S. database(s) residing on the Server. StrikeForce shall give PMIT sufficient user privileges with respect to such database(s) in order that such reports may be run by PMIT at such times as it desires.

2.2 Customer Support. StrikeForce shall be responsible for all contact with its customers, configuration of the C.O.B.A.S. software, enrollment and first level technical support to customers.

2.3 User Authorizations. StrikeForce shall be responsible for obtaining and shall obtain, all necessary user consents and authorizations, whether under, state law, or any other applicable law, regulation, permit, order, award, injunction, decree or judgment of any governmental entity for PMIT to perform its obligations under this Agreement, including, but not limited to, any and all

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authorizations necessary to collect, transmit, maintain, store, use and disclose data obtained through C.O.B.A.S. StrikeForce shall hold PMIT harmless from and against any claim, suit or proceeding insofar as it is based on an alleged failure of StrikeForce to obtain any such consent or authorization.

2.4 Customer Training. StrikeForce shall be solely responsible for training its customers and authentication providers in the use of the C.O.B.A.S. system.

ARTICLE III -- REPRESENTATIONS AND WARRANTIES

3.1 Freedom to Enter into Agreement. Each of StrikeForce and PMIT represent and warrant that the execution and delivery of this Agreement, and the rights and obligations being conferred hereunder, does not or will not (i) conflict with, or result in the breach of any provision of the certificate of incorporation, by-laws or other constituent documents of such party, (ii) violate any applicable law or any permit, order, award, injunction, decree or judgment of any governmental entity applicable to or binding upon such party or to which any of such party's properties or assets is subject or (iii) violate, conflict with or result in the breach or termination of, or otherwise give any other person the right to terminate, or constitute a default, event of default or an event that with notice, lapse of time or both, would constitute a default or event of default under the term of any material instrument, material contract or other material agreement to which such party is a party.

3.2 Compliance With Laws. PMIT represents and warrants that its operations relating to the Server, any component thereof and the services to be provided hereunder, exclusive of those responsibilities assigned to StrikeForce hereunder, materially comply with all applicable laws, rules, orders, ordinances, decrees and regulations.

3.3 Malicious Code. PMIT represents and warrants that it will exercise commercially reasonable efforts to assure that the Server, and each component thereof (excluding the C.O.B.A.S. software as provided by StrikeForce), does not contain any virus or any other contaminant, including but not limited to codes, commands or instructions that may be used to access, alter, delete, damage, disable, cause disruption of or otherwise interfere with use of the System.

3.4 Services. PMIT represents and warrants that all services hereunder will be performed in a competent and workmanlike manner in accordance with industry standards.

3.5 Limitations. THE EXPRESS WARRANTIES SET FORTH HEREIN ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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ARTICLE IV - PRICE; PAYMENT TERMS; RIGHTS OF FIRST REFUSAL AND LAST MATCH

4.1 Price. The price for services provided hereunder by PMIT shall be specific to the StrikeForce customer involved and shall be detailed in a separate Customer Schedule to be prepared and executed by the parties with respect to each such customer.

4.2 Invoicing and Payment Terms. Invoicing procedures for the services provided hereunder by PMIT shall be specific to the StrikeForce customer involved and shall be detailed in the Customer Schedule for such customer. Payment terms for all invoices shall be Net 15 Days.

4.3 Minimum Payment Guarantees. If PMIT's actual billings to StrikeForce for services rendered with respect to all of StrikeForce's customers during the first nine (9) months of the term of this Agreement are less than Sixty Thousand Dollars ($60,000), StrikeForce shall promptly pay the difference to PMIT. If PMIT's actual billings to StrikeForce [including, for purposes of the first year, any payment made by StrikeForce to PMIT pursuant to the prior sentence] for services rendered with respect to all of StrikeForce's customers during each year of the term of this Agreement are less than One Hundred Thousand Dollars ($100,000), StrikeForce shall promptly pay the difference to PMIT.

4.4 Rights of First Refusal and Last Match. During the term of this Agreement, for each new customer which StrikeForce takes on, StrikeForce shall offer to PMIT the opportunity to host the Authentication Solution which StrikeForce will provide to such customer before StrikeForce offers such opportunity to another hosting company. StrikeForce and PMIT shall thereupon commence good faith negotiations concerning the terms and conditions, including pricing, of such opportunity. If StrikeForce and PMIT are able to reach agreement on such terms and conditions, a new Customer Schedule will be prepared and executed by the parties. If StrikeForce and PMIT are unable to reach such an agreement within thirty (30) days after StrikeForce first advises PMIT of such opportunity, StrikeForce shall have the right to offer such opportunity to another hosting company; provided, however, before StrikeForce accepts an offer from another company with respect to such hosting opportunity, StrikeForce shall first allow

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PMIT to match the offer of the other  company,  and if PMIT is  willing to match such offer, StrikeForce shall accept PMIT's offer rather than the offer of the other company. For purposes of the prior sentence, in evaluating whether an offer from PMIT matches an offer from another company, both pricing and service level agreements shall be taken into account. The provisions of this Section 4.4 shall not apply with respect to any customer of StrikeForce who intends to host the Authentication Solution provided by StrikeForce on server equipment which is owned or operated by such customer.

ARTICLE V -- CONFIDENTIALITY

Each party hereby agrees to use all reasonable efforts to cause its and its affiliates' directors, officers, employees, advisors and affiliates to keep the Confidential Information (as hereinafter defined) confidential, except that any Confidential Information required by law or legal or administrative process to be disclosed may be disclosed without violating the provisions of this Article V, provided that the disclosing party shall give the non-disclosing party prior notice of any such required disclosure so that the non-disclosing party is able to seek a protective order or similar relief in respect of such disclosure. For the purposes hereof, the term "Confidential Information" means, with respect to each party, any and all information concerning the other party and its affiliates, furnished to it by the other party or its affiliates, representatives or agents, or obtained by it in connection with the transactions contemplated by this Agreement, other than any such information that (i) is available to the public or becomes available to the public other than as a result of a breach of this Article V, (ii) is independently developed by the non-disclosing party without reference to the Confidential Information, (iii) is already known to the non-disclosing party prior to its disclosure hereunder other than as a result of a breach of a confidentiality obligation, or (iv) is obtained from a third party not subject to a confidentiality obligation.

ARTICLE VI --TERM AND TERMINATION

6.1 Unless sooner terminated as set forth below, the term of this Agreement shall commence as of the Effective Date and shall continue for a period of five
(5) years thereafter (the "Initial Term"). After the Initial Term, this Agreement shall continue in effect in perpetuity until terminated in accordance with this Article V. The Initial Term as extended shall constitute the "Term".

6.2 This Agreement shall terminate immediately upon mutual written consent of PMIT and StrikeForce.

6.3 After the expiration of the Initial Term, either party may terminate this Agreement without cause upon ninety (90) days' written notice to the other party.

6.4 StrikeForce may terminate this Agreement without cause at any time during years 4 and 5 of the Initial Term upon sixty (60) days' written notice to PMIT, provided that such notice by StrikeForce shall be accompanied by payment of an early termination fee equal to fifty percent (50%) of PMIT's billings hereunder to StrikeForce with respect to the twelve (12) month period immediately preceding the month during which StrikeForce gives such termination notice to PMIT.

6.5 StrikeForce may terminate this Agreement upon thirty (30) days' written notice as a result of repeated failures by PMIT to meet the service level requirements and metrics and other performance parameters set forth in the exhibits hereto over any six (6) month period.

6.6 If any of the parties is in material breach of any of the provisions of this Agreement, this Agreement may be terminated by the non-breaching party if the breach is not remedied within sixty (60) days of receipt of written notification of such breach by the non-breaching party to the breaching party.

6.7 A party may terminate this Agreement, immediately and at any time, after the other party becomes subject to voluntary liquidation, winding up or any similar insolvency proceeding or involuntary proceeding which is not dismissed within sixty (60) days of the commencement thereof, becomes insolvent, applies for protection under any bankruptcy, suspension of payments or similar insolvency laws of any jurisdiction or has a receiver appointed.

6.8 Upon the termination or expiration of this Agreement for any reason, each party shall promptly return to the other (or, at the other party's instruction, destroy) all Confidential Information of the other party, and all copies thereof, and certify its completion of same; provided that each party's legal counsel may keep one copy of such Confidential Information for its records.

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6.9 Upon the  termination or expiration of this  Agreement for any reason,  PMIT will cooperate with StrikeForce during StrikeForce's transition to another service provider and will work with StrikeForce to minimize any interruptions in service to StrikeForce's customers.

ARTICLE VII -- INDEMNIFICATION

7.1 StrikeForce hereby agrees to indemnify, defend, and hold harmless PMIT and its subsidiaries, affiliates, shareholders, directors, employees and agents (each, a "PMIT Indemnified Party") from and against any and all claims, actions, liabilities, judgments, losses, costs, fees and expenses (including without limitation reasonable attorneys' fees) (collectively, "Losses") to the extent such Losses are incurred in the defense or settlement of a third party lawsuit or other action (or in satisfaction of a judgment or order arising therefrom), which lawsuit or other action seeks damages that are attributable or allegedly attributable to any StrikeForce Authentication Solution that operates on the Server provided by PMIT hereunder, or StrikeForce's breach of this Agreement, except to the extent such Losses are directly attributable to gross negligence or willful misconduct on the part of a PMIT Indemnified Party.

7.2 Subject to the following two sentences, PMIT and each PMIT Indemnified Party shall (i) provide StrikeForce with prompt written notice of any claim, suit, demand or other action for which any PMIT Indemnified Party seeks to be reimbursed, indemnified, defended or held harmless under this Agreement; (ii) grant StrikeForce full authority and control over the defense and settlement of any such claim, suit, demand or other action; and (iii) reasonably cooperate with StrikeForce and its agents in defense of any such claim, suit, demand or other action. Each PMIT Indemnified Party shall have the right to participate in the defense of any claim, suit, demand or other action for which such PMIT Indemnified Party seeks to be reimbursed, indemnified, defended or held harmless under this Agreement, by using attorneys of its, his or her choice, at its, his or her own expense. Any proposed settlement of any claim, suit, demand or other action for which any PMIT Indemnified Party seeks to be reimbursed, indemnified, defended or held harmless under this Agreement shall be subject to the prior written approval of all involved PMIT Indemnified Parties, such approval not to be unreasonably withheld.

7.3 PMIT hereby agrees to indemnify, defend, and hold harmless StrikeForce and its subsidiaries, affiliates, shareholders, directors, employees and agents (each, an "StrikeForce Indemnified Party") from and against any and all Losses to the extent such Losses are incurred in the defense or settlement of a third party lawsuit or other action (or in satisfaction of a judgment or order arising therefrom), which lawsuit or other action seeks damages that are attributable or allegedly attributable to any StrikeForce Authentication Solution that operates on the Server provided by PMIT hereunder, but only to the extent such Losses are directly attributable to gross negligence or willful misconduct on the part of a PMIT Indemnified Party.

7.4 Subject to the following two sentences, StrikeForce and each StrikeForce Indemnified Party shall (i) provide PMIT with prompt written notice of any claim, suit, demand or other action for which any StrikeForce Indemnified Party seeks to be reimbursed, indemnified, defended or held harmless under this Agreement; (ii) grant PMIT full authority and control over the defense and settlement of any such claim, suit, demand or other action; and (iii) reasonably cooperate with PMIT and its agents in defense of any such claim, suit, demand or other action. Each StrikeForce Indemnified Party shall have the right to participate in the defense of any claim, suit, demand or other action for which such StrikeForce Indemnified Party seeks to be reimbursed, indemnified, defended or held harmless under this Agreement, by using attorneys of its, his or her

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choice,  at its, his or her own expense.  Any proposed  settlement of any claim, suit, demand or other action for which any StrikeForce Indemnified Party seeks to be reimbursed, indemnified, defended or held harmless under this Agreement shall be subject to the prior written approval of all involved StrikeForce Indemnified Parties, such approval not to be unreasonably withheld.

ARTICLE VIII -- FORCE MAJEURE

8.1 Performance Excused. Continued performance of any obligation under this Agreement may be suspended immediately to the extent made impossible by any event or condition beyond the reasonable control of the party suspending such performance, including acts of God, fire, labor or trade disturbance, war, civil commotion, change in laws and regulations, unavailability of materials, inability to access bank accounts due to the actions of a governmental entity or other such event or condition whether similar or dissimilar to the foregoing (a "Force Majeure Event").

8.2 Notice. The party claiming suspension due to a Force Majeure Event will give prompt notice to the other party of the occurrence of the Force Majeure Event giving rise to the suspension and of its nature and anticipated duration.

8.3 Cooperation. The parties shall cooperate with each other to find alternative means and methods for the provision of the suspended services and Server. The party subject to the Force Majeure Event shall use commercially reasonable efforts to minimize the impact of the Force Majeure Event, but in any event efforts at least as great as it uses for its own operations separate from this Agreement.

ARTICLE IX -- DISPUTES

The parties hereby agree that all controversies or claims arising out of or relating to this Agreement or the interpretation, performance, breach, termination or validity thereof shall be referred to senior executives of StrikeForce and PMIT. If these individuals are unable to agree upon a resolution within sixty (60) days after referral of the matter to them, then each party shall be free to pursue all remedies available to it.

ARTICLE X -- MISCELLANEOUS

10.1 Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, by reputable overnight delivery service that requires a signature on delivery or sent by facsimile machine with telephonic confirmation of receipt to the persons identified below, or three days after mailing in the US Mail if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

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      If to PMIT, to:

             Panasonic Management Information Technology Service Company Two Panasonic Way
             Secaucus, New Jersey 07094
             Facsimile No.:  (201) 348-7040
             Attention:  President

      With a copy to:

             Matsushita Electric Corporation of America
             One Panasonic Way
             Secaucus, New Jersey 07094
             Facsimile No.:  (201) 348-7619
             Attention:  General Counsel

      If to StrikeForce, to:

             StrikeForce Technologies, Inc.
             1090 King Georges Post Road, Suite 108
             Edison, New Jersey 08837
             Facsimile No.:  (732) 321-6562
             Attention:  Chief Executive Officer

or to such other address of which such party has provided notice in accordance with the provisions of this Section 10.1

10.2 Assignment. Except as permitted under this Agreement, (a) any of the rights, interests and obligations created herein shall not be transferred or assigned to any third party and such rights and interests shall not inure to the benefit of any other person, including any trustee in bankruptcy, receiver or other successor of either of the parties, whether by operation of law, sub-license, transfer of the assets, merger, liquidation or otherwise, without the prior written consent of the other party, and (b) any purported or actual transfer or assignment of any such rights, interests or obligations without the prior written consent of the other party is and shall be null and void ab initio; provided, however, that either of the parties may, without the consent of the other party, assign its respective rights and obligations under this Agreement to a successor company of such party as the result of a corporate reorganization or to a majority-owned affiliate of such party.

10.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement binding on the parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

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10.4  Governing  Law.  This  Agreement  shall be governed  by, and  construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

10.5 Relationship of Parties. This Agreement does not create a fiduciary relationship, partnership, joint venture or relationship of trust or agency between the parties.

10.6 Compliance with Laws. The parties shall use all reasonable efforts to comply fully with all applicable laws.

10.7 Survival. The parties agree that Articles V, VII, IX and X will survive indefinitely the termination of this Agreement.

10.8 Limitation of Liability. In no event shall either party be liable for any special, incidental, indirect or consequential damages, even if such party shall have been advised of the possibility of such damages.

10.9 Additional Remedies. In addition to any other remedies set forth in this Agreement, the remedies for any breach of any of the provisions of this Agreement may include damages and injunctive relief.


IN WITNESS WHEREOF, duly authorized representative of StrikeForce and PMIT have executed this Agreement as of the date first set forth above.

Panasonic Management Information
Technology Service Company, Unit of
Matsushita Electric Corporation of America      StrikeForce Technologies, Inc.

By:                                      By:  /s/ Mark L. Kay
     ---------------------------------        -------------------------------
Printed Name:                            Printed Name: Mark L. Kay
              ------------------------                 ----------------------
Title:                                   Title:     CEO
       -------------------------------           ----------------------------
Date:                                    Date:
       -------------------------------          -----------------------------


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                                    Exhibit A

The electrical power in the data center offers two types of power protection to computer equipment: power surge protection and uninterruptible power supply systems (UPS).

     o The surge protection maintains a constant power flow going to the computer and avoids electrical spikes that could potentially harm the system. The second component is to prevent a computer from crashing if the power at the utility company fails.

     o UPS is configured with line-interactive, and constantly monitors the integrity of the utility power, increasing or reducing voltage and automatically switches to battery power if the deviation becomes too great.

     o In the event a power failure occurs, the UPS switches directions and converts the battery DC power to AC and signals the generator to start and switches to generator within 5 minutes.

     o In addition, the UPS contains a full redundant set of batteries and has the capability to sustain full power for approximately one hour. Power faults are automatically switched to the generator which is capable of sustaining power for 24 hours on a single fuel tank, but becomes unlimited with refueling.

     o    UPS  and  Generator   maintenance  are  performed  monthly  to  assure
          functionality and availability.

     o Power Distribution Units (PDU's) are strategically located in the data center to accommodate power sources from different PDU's to support the equipment that supports N+1 power supplies. This ensures the proper distributed of electrical power distribution.


The data center is protected against fire by a Halon system, which offers physical protection in the event of a fire by extinguishing the fire without destroying the data. The data center has water sensors installed throughout the perimeter of the outside walls and around A/C units to signal if water is present below the raised floor.

Physical security to the data center is monitored by PMIT employees and with security cameras located throughout the data center. Access is limited to authorized and approved employees with proper card key access.

PMIT's data center is located at: One Panasonic Way, Secaucus, NJ.


Server Specifications

PMIT will maintain the Server  infrastructure  (as defined in Exhibit B - Figure
1) necessary to satisfy the service level agreement specified in Exhibit D. PMIT will take reasonable measures to expand the Server infrastructure and internet bandwidth as needed to satisfy sustained growth in transaction activity.


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Server Specifications - continued

There are four functional units in the COBAS ASP server environment.

     1)   SQL Database

     2)   COBAS Authentication Servers

     3)   COBAS Agent servers

     4)   COBAS Management console

1) SQL Database

Microsoft SQL Server 2000 databases provide the data repository for all COBAS authentication information. The server platform is implemented in a multi-server cluster using the Microsoft SQL Server 2000 cluster blueprint.

Overall:
--------------------------- -----------------------------------------------------------------------
Servers:                    2 (or more)
--------------------------- -----------------------------------------------------------------------
Technology:                 Intel Pentium 4 or better
--------------------------- -----------------------------------------------------------------------
OS:                         Microsoft Windows 2000 Advanced Server w/Service Pack 3 or later
--------------------------- -----------------------------------------------------------------------
Database:                   Microsoft SQL Server 2000
--------------------------- -----------------------------------------------------------------------
Additional:                 Network hardware to support Microsoft SQL Cluster configuration
--------------------------- -----------------------------------------------------------------------

Disk Storage:
---------------------------- ----------------------------------------------------------------------
Organization:                RAID 1+0
---------------------------- ----------------------------------------------------------------------
Controllers:                 Dual redundant
---------------------------- ----------------------------------------------------------------------
Server Interfaces:           2 per server (per Microsoft SQL Cluster specification)
---------------------------- ----------------------------------------------------------------------
Capacity:                    80 GB minimum expandable to 1 TB minimum
---------------------------- ----------------------------------------------------------------------

Per server:
--------------------------- -----------------------------------------------------------------------
CPUs:                       2 (or more) Pentium 4 or better
--------------------------- -----------------------------------------------------------------------
CPU Speed:                  1 GHz minimum
--------------------------- -----------------------------------------------------------------------
RAM:                        2 GB
--------------------------- -----------------------------------------------------------------------
OS:                         Microsoft Windows 2000 Advanced Server w/Service Pack 3 or later
--------------------------- -----------------------------------------------------------------------
Boot Storage:               dual mirrored boot drives
--------------------------- -----------------------------------------------------------------------
Storage interfaces:         2
--------------------------- -----------------------------------------------------------------------
Network Interfaces:         3 @ 1Gb Ethernet (2 if backups are via main network)
--------------------------- -----------------------------------------------------------------------
Monitoring:                 Hardware / firmware / software supporting "lights out" 24x7 operation
--------------------------- -----------------------------------------------------------------------




2) COBAS Authentication Servers
The COBAS Authentication Servers operate independently in a load-balanced configuration. Each authentication server has 1 or 2 "T1" telephony interfaces for placing calls to authenticate users. Servers can support 1 or 2 telephony cards as needed for handling authentication traffic.

Per server:
--------------------------- ----------------------------------------------------------------------------
PCI Slots:                  One 5 volt PCI slot for each Telephony Interface
--------------------------- ----------------------------------------------------------------------------
CPUs:                       1 (or more) Pentium 4 or better
--------------------------- ----------------------------------------------------------------------------
CPU Speed:                  1 GHz minimum
--------------------------- ----------------------------------------------------------------------------
RAM:                        2 GB
--------------------------- ----------------------------------------------------------------------------
OS:                         Microsoft Windows 2000 Server w/Service Pack 4 or later
--------------------------- ----------------------------------------------------------------------------
Telephony Interface:        Intel Dialogics Voice Processor, /T1 interface for 5 Volt PCI backplane slot
--------------------------- ----------------------------------------------------------------------------
Boot Storage:               dual mirrored boot drives
--------------------------- ----------------------------------------------------------------------------
Storage interfaces:         As needed per site configuration
--------------------------- ----------------------------------------------------------------------------
Network Interfaces:         3 @ 1Gb Ethernet (2 if backups are via main network)
--------------------------- ----------------------------------------------------------------------------
Monitoring:                 Hardware / firmware / software supporting "lights out" 24x7 operation
--------------------------- ----------------------------------------------------------------------------


3) COBAS Agent servers
COBAS Agent Servers are standard web servers running Microsoft IIS. Each server operates independently in a load-balanced "farm" configuration.

Per server:
--------------------------- ----------------------------------------------------------------------------
CPUs:                       2 (or more) Pentium 4 or better
--------------------------- ----------------------------------------------------------------------------
CPU Speed:                  1 GHz minimum
--------------------------- ----------------------------------------------------------------------------
RAM:                        768 MB minimum
--------------------------- ----------------------------------------------------------------------------
OS:                         Microsoft Windows 2000 Server w/Service Pack 4 or later
--------------------------- ----------------------------------------------------------------------------
Web server:                 Microsoft Internet Information Server Version 5 with SMTP
--------------------------- ----------------------------------------------------------------------------
COM+                        User "MTSuser" created with access rights in the local web sandbox
--------------------------- ----------------------------------------------------------------------------
Boot Storage:               dual mirrored boot drives
--------------------------- ----------------------------------------------------------------------------
Storage interfaces:         As needed per site configuration
--------------------------- ----------------------------------------------------------------------------
Network Interfaces          3 @ 1Gb Ethernet (2 if backups are via main network)
--------------------------- ----------------------------------------------------------------------------
Monitoring:                 Hardware / firmware / software supporting "lights out" 24x7 operation
--------------------------- ----------------------------------------------------------------------------

4) COBAS Management console
The COBAS Management console server is a single computer in the target environment that can communicate with all other COBAS servers. The management server monitors the other servers, performs report generation, and can assist in alert generation.

Single server:
--------------------------- ----------------------------------------------------------------------------
CPUs:                       1 (or more) Pentium 4 or better
--------------------------- ----------------------------------------------------------------------------
CPU Speed:                  1 GHz minimum
--------------------------- ----------------------------------------------------------------------------
RAM:                        768MB minimum
--------------------------- ----------------------------------------------------------------------------
OS:                         Microsoft Windows 2000 Server w/Service Pack 4 or later
--------------------------- ----------------------------------------------------------------------------
Boot Storage:               dual mirrored boot drives
--------------------------- ----------------------------------------------------------------------------
Storage interfaces:         As needed per site configuration
--------------------------- ----------------------------------------------------------------------------
Network Interfaces          3 @ 1Gb Ethernet (2 if backups are via main network)
--------------------------- ----------------------------------------------------------------------------
Monitoring:                 Hardware / firmware / software supporting "lights out" 24x7 operation
--------------------------- ----------------------------------------------------------------------------

                                    Exhibit B

PMIT's Internet infrastructure provides redundancy, load balancing, and multiple access points to the Internet, eliminating single points of failure without compromising performance:

     o    Internet access is supplied by different carriers.
     o    PMIT will provide 1.5 MB of internet bandwidth.
     o Redundant switches, routers and firewalls are used to provide Web services activities.
     o Dialup services are supplied by multiple PRIs through the Panasonic's Public Branch Exchange (PBX)."

StrikeForce data under this Agreement is configured in its own Internet (DMZ) segment and it is physically and logically separated from the Panasonic infrastructure.

                                    Figure 1

                    [Diagram to be inserted prior to signing]

   PMIT "SERVER" INFRASTRUCTURE DIAGRAM FOR C.O.B.A.S AUTHENTICATION SERVICES




[OBJECT OMITTED]

                                    Exhibit C

Security and Backup


          PMIT will establish network security policies and procedures appropriate to the protection and backup of sensitive information and will be responsible for securing access to the application servers and for appropriate backup of the Server and of StrikeForce data, and will review the same with StrikeForce. Such backup and security measures will include:

          a) PMIT continuing to execute daily incremental and weekly full backups of all databases and all software modifications and updates for the purpose of creating backup copies for disaster recovery or other purposes. In the event that the parties agree a disaster has occurred (e.g., in the event the Server crashes), PMIT will provide point-in-time recovery to the last PMIT backup as soon as practicable after the disaster is declared.

          b) Hosting StrikeForce data on a Server with controlled, monitored and tracked access and with the current security patches and anti-virus protections installed and operating to minimize unauthorized access to the information residing on such servers.

          c) Creation and enforcement of firewall performance standards and firewall rules that restrict access to the Server and StrikeForce data consistent with the standards and rules that Panasonic implements for its own highly sensitive data.

         PMIT shall notify StrikeForce promptly of detected security breaches or any known compromises of data.

                                    Exhibit D

Service-Level Agreement: This service level agreement sets out the contracted measures that PMIT will use to accomplish StrikeForce's key objectives. This agreement establishes PMIT's and StrikeForce's expectations, describes the services delivered, identifies contacts for end-user-problems, and specifies metrics by which the effectiveness of PMIT service activities, functions and processes will be measured and controlled.

Service-Level Management: PMIT will, on an ongoing process, maintain a high quality of service, to ensure that service-level performance meets StrikeForce's needs, through continuous improvement of service activities, functions and processes.

Overview
PMIT's service-level responsibility is based on required human and system resources, network performance, and the standards, policies, procedures and management practices that must be followed.

StrikeForce agrees to identify additional service-level requirements, processes, and or standard procedures that need to be followed.

PMIT agrees to meet the service-levels as listed in this Appendix D1. Additional requirements, not included in this agreement, may result in a higher cost to StrikeForce. Additional requirements will be evaluated on a per request basis.

PMIT will provide call back services to StrikeForce's customers within the United States and Canada sufficient to meet the service requirements of this Agreement.


Infrastructure Availability
PMIT Server infrastructure will include redundant firewalls, redundant access points, and includes primary Server, backup Server and test Server configured with Raid-5 configuration. In addition, disk images of the production Server will be stored in a secure locked cabinet.

Network Availability 99.00%
PMIT agrees that the Server(s) and network will be available 99.00% of the time, 24 hours per day, Sunday through Saturday, excluding scheduled maintenance.

Performance
PMIT agrees that Packet Loss to the PMIT router will be no greater than 1% within the U.S.

For Internet access that PMIT maintains and controls, it guarantees that, on the average, the Internet response time will be equal to or less than 85 milliseconds for round-trip transmission (for a 100-Byte ping packet) to PMIT's Router within the U.S.

Database will have a response time of less than 120 milliseconds.

For Internet access that PMIT maintains and controls - Internet response time will be less than 2 seconds (with "response time" defined as the time it takes for all characters to appear on the end-user's screen following the initial inquiry).



Security
PMIT agrees to house Servers in secure cabinets where a PIN or other security method is used to restrict physical access.

Quality
PMIT will examine measured results for problem determination and root-cause analysis and take appropriate action to correct failed activities, functions and processes.

PMIT will measure service activity results against defined service levels

PMIT  agrees  to   continuously   review  and  improve   processes   to  improve
availability, system performance and customer satisfaction.

StrikeForce agrees to educate and or train its customers on issues where the root cause was determined to be related to the customer and or customer's operations.

Change Management
Changes and upgrades will be tracked using PMIT's change management processes. StrikeForce must approve any non-emergency changes that may result in a customer outage prior to implementation. All changes must be successfully applied and back out procedures tested, on the test server and backup server prior to implementing on the production server. No changes will be made to the Server Software provided by StrikeForce to PMIT without the prior written consent of StrikeForce, such consent not to be unreasonably withheld.

Problem Management
All problems reported to PMIT will be recorded and updated on the PMIT Call Management System. Call management guidelines as described in "Appendix D" will be followed.

PMIT will manage network related problems and work with 3rd party voice and data network providers to resolve and escalate network problems.

All PMIT Technical resources will escalate failures to PMIT Management within two (2) hours if failure remains unresolved or no work-around has been identified.

Critical Component Failure Analysis
All Priority 1, Critical Components Failures will be escalated to StrikeForce and PMIT management immediately. Based on the situation the best and quickest plan of recovery will be implemented.

Contingency Planning
In the event of a major disaster, PMIT will set in motion the best recovery plan to assure quick recovery. Safety measures were taken to assure that systems can be quickly recovered at the Secaucus facility.

Infrastructure at a second facility is not included in this Agreement.

Service Hours
PMIT will support the infrastructure 7x24x365, with onsite support from 7:00am to 7:00pm Monday through Friday.

                                   Appendix D1

As soon as PMIT becomes aware of a possible malfunction of its Server and/or network components supplied by PMIT, not caused by a failure of third party telecommunication services, PMIT will respond according to the priority of the problem as described below. All trouble reports will be categorized in three different priority levels:

     A. Priority 1 - Critical Problems: PMIT's Server is experiencing problems that cause it to stop completely, significantly impair the Server's functionality or can lead to data corruption. PMIT will begin diagnostic and corrective action immediately after it is notified or otherwise becomes aware of a critical problem and will work continuously (i.e., 24 hours a day, seven days a week) on a best-efforts basis to restore the Server to operation through work-arounds or resolution of the problem. PMIT shall notify StrikeForce immediately by telephone of any critical problem and thereafter shall give status reports at such intervals as the parties determine appropriate and continue to work on trouble around the clock until the problem has been corrected. PMIT's support desk will advise technical resources within 15 minutes after the support desk is notified and a technical resource will begin diagnostics and take corrective actions within one hour. All Priority 1 problems automatically escalate to StrikeForce management within 15 minutes after they are logged in the call management system.

     B. Priority 2 - High Impact: The Server is experiencing problems that cause a major function or feature to fail to operate and no reasonable (i.e., low resource-consuming and inexpensive) work-around is available. PMIT will begin diagnostic and corrective action immediately after it is notified or otherwise becomes aware of a high impact problem and will dedicate appropriate resources continuously during daytime hours (including weekends) to resolve it. PMIT shall notify StrikeForce immediately by telephone of any high impact problem and thereafter shall give status reports at such intervals as the parties determine appropriate and continue to work on trouble during working hours until it is resolved. PMIT Support Desk will advise technical resources within 30 minutes after the support desk is notified and a technical resource will begin diagnostics and take corrective action within two hours. PMIT resources will continue to work on the problem during normal business hours of 7:00AM to 7:00PM. All priority 2 problems automatically escalate to StrikeForce management within 1 hour after they have been logged in the call management system.

     C. Priority 3 - Low Impact Problems: The Server is experiencing problems that cause minor features to fail or operate, or cause minor delays, and a reasonable work-around is available. These problems may limit the usefulness of an effective part of the Server, but do not limit the usefulness of the entire Server. PMIT must begin diagnostics and corrective action immediately after it is notified or otherwise becomes aware of a low impact problem and use commercially reasonable efforts to resolve the problem promptly. Status reports shall be given to StrikeForce at least once every weekday, or otherwise agreed by the parties. PMIT's support desk will advise technical resources within 1 hour and a technical resource will begin diagnostics and take corrective action within 24 hours. All priority 3 problems are escalated to StrikeForce management within 8 hours after they are logged in the call management system.

In the  event  PMIT  identifies  a  failure  related  to the  StrikeForce  COBAS
Software: application files, data files, data base structure or data base content, PMIT will take appropriate steps to notify StrikeForce of such failures, prioritizing the failures in accordance with the above reference hereto as Appendix D1.